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                                                                  EXHIBIT 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of The Target Portfolio Trust, consisting of:
Intermediate-Term Bond Portfolio, International Bond Portfolio, International Equity Portfolio, Large Capitalization Growth Portfolio, Large Capitalization Value Portfolio, Mortgage Backed Securities Portfolio, Small Capitalization Growth Portfolio, Small Capitalization Value Portfolio, Total Return Bond Portfolio, and U.S. Government Money Market Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 26, 2004